UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):  August 4, 2014 (July 31, 2014)

Commission file number 1-36129 SPRINGLEAF HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Delaware	27-3379612
(State of Incorporation)	(I.R.S. Employer Identification No.)
601 N.W. Second Street, Evansville, IN	47708
(Address of principal executive offices)	(Zip Code)
(812) 424-8031
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

On July 31, 2014, the Compensation Committee of the Board of Directors (the “Committee”) of Springleaf Holdings, Inc. (the “Company”) adopted and approved the Annual Leadership Incentive Plan (the “Incentive Plan”) for certain executive officers, including the Company’s named executive officers, effective January 1, 2014.

The Incentive Plan is designed to assist the Company in (i) attracting, retaining, and motivating executive leaders and (ii) aligning participants’ interests with those of the Company’s stockholders.  The Committee will evaluate the performance of the executive officers pursuant to the terms and conditions of the Incentive Plan.

The Incentive Plan is administered by a committee, consisting of two “outside directors” as defined in the Incentive Plan (the “Incentive Plan Committee”), who will have the authority to determine the terms and conditions of award payments based on the achievement of performance goals applicable during the performance period.  The Incentive Plan Committee may modify an award payment, including a reduction or elimination of the payment, if determined appropriate.  Certain payments may become vested before a Performance Period has been completed in the event of a change in control, as defined in the Incentive Plan.

The above description of the Incentive Plan contained in this Item 5.02 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Incentive Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Annual Leadership Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SPRINGLEAF HOLDINGS, INC.
(Registrant)
Date:	August 4, 2014	By	/s/	Minchung (Macrina) Kgil
Minchung (Macrina) Kgil
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Annual Leadership Incentive Plan.